Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-269456 on Form S-1, 333-276720 and 333-276721 on Form S-3, and 333-271338 on Form S-8 of Bridger Aerospace Group Holdings, Inc. of our report dated March 20, 2024, except for Note 25, as to which the date is July 12, 2024, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K, as amended.

    /s/ Crowe LLP

Atlanta, Georgia
July 12, 2024